Exhibit 99.1

        ATG Reports Fourth Quarter and Full-Year 2006 Financial Results

                         Revenue Grew 14% Year-Over-Year

                  GAAP Net Income Increased 68% Year-Over-Year

             Cash Flow from Operations Increased 95% Year-Over-Year

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 6, 2007--Art Technology Group, Inc. (NASDAQ: ARTG), the leading eCommerce platform provider, today reported financial results for the fourth quarter and year ended December 31, 2006.

    Revenue for the fourth quarter of 2006 grew 25% to $32.2 million, compared with fourth quarter 2005 revenue of $25.7 million. Revenue for the year ended December 31, 2006 grew 14% to $103.2 million, compared with revenue of $90.6 million for 2005.

    Net income in accordance with United States Generally Accepted Accounting Principles (GAAP), for the fourth quarter of 2006 was $5.1 million, or $0.04 per diluted share. This compares with net income of $3.2 million, or $0.03 per diluted share, in the fourth quarter of 2005.

    GAAP net income for the year ended December 31, 2006 increased 68% to $9.7 million or $0.08 per diluted share. This compares with net income of $5.8 million or $0.05 per diluted share for 2005. GAAP net income includes a $2.6 million income tax benefit related to certain tax reserves in foreign locations that were no longer required due to closed audit years and to statue of limitation expirations.

    Non-GAAP net income(1) was $4.6 million for the fourth quarter of 2006, or $0.04 per diluted share, compared with non-GAAP net income of $3.8 million, or $0.03 per diluted share for the fourth quarter of 2005. Non-GAAP net income for the year ended December 31, 2006 was $13.6 million, compared with $8.5 million for 2005.

    "ATG had an excellent year of revenue growth and increased profitability," said Bob Burke, ATG's president and CEO. "We executed on the financial objectives we set forth at the beginning of 2006, including significant improvement to our profitability while accelerating investment in our on demand business. The acquisition of eStara in the fourth quarter has been a great addition to ATG's overall portfolio and a solid contributor to recurring revenue growth. In 2007, we expect to see even more demand for our eCommerce and eStara solutions, as the overall online business market continues to expand."

    ATG generated business from new and repeat customers during the fourth quarter including AT&T, Bluefly, Casual Male, CVS, Jenny Craig, Josten's, Scotts, Simply Health and Sony Ericsson. In addition, eStara signed on several new customers including Autobytel, Fonecta, and Ziff Davis.

    "We are very pleased with our 2006 results and specifically our cash flow from operations, which increased 95% year-over-year," said Julie Bradley, ATG's senior vice president and CFO. "Looking ahead to 2007, we anticipate many of our license customers will also purchase ATG and eStara on demand offerings. As a result, we expect an increasing portion of our license revenue will be recognized ratably. We estimate this will have a near term impact on revenue and profitability; however, our ability to generate cash from operations will continue to accelerate."

    Financial Guidance and Business Outlook

    Revenue for 2007 is expected to be in the range of $117 million to $123 million. GAAP net income for the year ending December 31, 2007 is expected to be in the range of a loss of $4 million to breakeven. This guidance includes an estimated $5.0 - $6.0 million of non-cash equity-related compensation expense, reflecting the company's adoption of SFAS 123R and amortization of acquired intangibles of $5.2 million. It also reflects our expectation that, as compared with 2006, an increasing percentage of our license revenue in 2007 will be recognized ratably. Overall, we expect revenue, plus change in deferred to grow at least 25% in 2007.



Forward-Looking Guidance Reconciliation
(In millions except per share data)

Year Ending December 31, 2007

                        GAAP Guidance                Non-GAAP Guidance

                         FROM       TO    Adjustment   FROM      TO

Revenue                     $117   $123          $-      $117    $123
Net Income                    (4)    (0)  $10-11 (a)        6      11
Diluted EPS                (0.03)  0.00    $0.08 (b)     0.05    0.08

(a)               Estimated annual amortization of acquired
                   intangibles of $5.2 million and estimated stock based compensation expense of $5.0 - $6.0 million to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, ("SFAS 123R").

(b)               Estimated per diluted share effect of amortization
                   and stock-based compensated noted in (a).


    Quarterly Conference Call

    ATG management will discuss the company's fourth-quarter and full-year 2006 financial results, recent highlights, and business outlook for 2007 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 5547015. A replay of the call will be available on the company's website later in the day.



                      ART TECHNOLOGY GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
           (In thousands, except share and per share data)
                             (UNAUDITED)

                                            December 31,  December 31,
                                                2006         2005
                                            --------------------------
                  ASSETS

Current Assets:
 Cash, cash equivalents and marketable
  securities                                    $ 31,223      $33,569
 Accounts receivable, net                         34,554       21,459
 Prepaid expenses and other current assets         2,501        1,130
                                            --------------------------

Total current assets                              68,278       56,158

 Property and equipment, net                       5,326        2,995
 Intangible assets, net                           16,013        4,859
 Other assets                                      1,036        1,406
 Goodwill                                         59,328       27,347
                                            --------------------------

Total long-term assets                            81,703       36,607

Total assets                                    $149,981      $92,765
                                            ==========================


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable                               $  2,607      $ 2,719
 Accrued expenses                                 15,791       13,359
 Deferred revenue                                 24,178       21,113
 Accrued restructuring, current portion            1,213        3,012
 Other current liabilities                            56          254
                                            --------------------------

Total current liabilities                         43,845       40,457

Accrued restructuring, less current portion        1,031        2,085
Long term deferred revenue install fees               31
Capital lease obligations, less current
 portion                                                           63
                                            --------------------------

Total long-term liabilities                        1,062        2,148


Stockholders' equity                             105,074       50,160

Total liabilities and stockholders' equity      $149,981      $92,765
                                            ==========================




                      ART TECHNOLOGY GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (UNAUDITED)

                               Three months ended  Twelve months ended
                                  December 31,        December 31,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues:
  Product licenses             $ 10,788  $ 10,051  $ 32,784  $ 29,821
  Services                       21,419    15,635    70,448    60,825
                               --------- --------- --------- ---------

Total revenues                   32,207    25,686   103,232    90,646

Cost of Revenues:
  Product licenses                  329       403     1,751     1,816
  Services                        9,970     6,537    30,799    23,255
                               --------- --------- --------- ---------

Total cost of revenues           10,299     6,940    32,550    25,071
                               --------- --------- --------- ---------

  Gross Profit                   21,908    18,746    70,682    65,575

Operating Expenses:
  Research and development        5,202     4,373    20,434    17,843
  Sales and marketing            10,595     8,304    31,992    30,034
  General and administrative      4,201     2,792    12,952    11,231
  Restructuring charge
   (benefit)                       (385)       62       (62)      885
                               --------- --------- --------- ---------

Total operating expenses         19,613    15,531    65,316    59,993
                               --------- --------- --------- ---------

Income from operations            2,295     3,215     5,366     5,582
Interest and other income, net      152       (53)    1,712       219
                               --------- --------- --------- ---------

Income before provision for
 income taxes                     2,447     3,162     7,078     5,801
Provision (benefit) for income
 taxes                           (2,617)      (16)   (2,617)       32
                               --------- --------- --------- ---------
Net income                     $  5,064  $  3,178  $  9,695  $  5,769
                               ========= ========= ========= =========

Basic net income per share     $   0.04  $   0.03  $   0.08  $   0.05
                               ========= ========= ========= =========

Diluted net income per share   $   0.04  $   0.03  $   0.08  $   0.05
                               ========= ========= ========= =========

Basic weighted average common
 shares outstanding             126,483   110,221   115,280   109,446
                               ========= ========= ========= =========

Diluted weighted average common
 shares outstanding             130,449   113,049   120,096   111,345
                               ========= ========= ========= =========




             Art Technology Group, Inc.
        Consolidated Statements of Cash Flows

                                                         2006    2005
                                                      ----------------
Cash Flows from Operating Activities:

Net income                                             $9,695  $5,769
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
 Depreciation and amortization                          5,141   4,180
 Stock compensation expense                             3,751   1,167
 Changes in operating assets & liabilities:
   Accounts receivable                                 (9,424)  2,940
   Prepaid expenses                                    (1,183)    434
   Deferred rent                                          562     664
   Accounts payable                                      (629) (1,428)
   Accrued liabilities                                   (167)    310
   Deferred revenue                                     2,417  (4,067)
   Accrued restructuring                               (2,536) (6,061)
                                                      ----------------
 Net cash provided by operating activities              7,627   3,908

Cash Flows from Investing Activities:

   Purchases of marketable securities                 (18,904)(14,115)
   Maturities of marketable securities                 15,101  13,804
   Purchases of property and equipment                 (4,459) (1,924)
   Cash used in a business acquisition, net of cash
    acquired                                           (7,153) (1,010)
   Decrease (increase) in other assets                   (154)    313
                                                      ----------------
 Net cash used in investing activities                (15,569) (2,932)

Cash Flows from Financing Activities:
   Proceeds from exercise of stock options              1,537   1,360
   Proceeds from employee stock purchase plan             661     654
   Payments of notes payable                             (198)   (413)
   Payments on capital leases                             (64)    (55)
                                                      ----------------
 Net cash provided by financing activities              1,936   1,546

 Effects of Foreign Exchange Rate Changes on Cash and
  Cash Equivalents                                       (143)    228


 Net Increase (Decrease) in Cash and Cash Equivalents  (6,149)  2,750

 Cash and Cash Equivalents, Beginning of Period        24,060  21,310
                                                      ----------------

 Cash and Cash Equivalents, End of Period              17,911  24,060




                      ART TECHNOLOGY GROUP, INC.
                    STATEMENTS OF OPERATIONS DATA
       (In thousands, except end-of-period and per share data)
                             (UNAUDITED)

                         Three months ended      Twelve months ended
                            December 31,            December 31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
Equity-Related
 Compensation:

 Cost of revenues          $  213      $    -      $  781      $    -
 Research and
  development                 273           -         971           -
 Sales and marketing          316           -         946           -
 General and
  administrative              416           -       1,053           -
                       ----------- ----------- ----------- -----------

Total equity-related
 compensation              $1,218      $    -      $3,751      $    -
                       =========== =========== =========== ===========

Depreciation and
 Amortization:

 Depreciation                 599         476       2,295       2,318
 Amortization               1,306         580       2,846       1,855
                       ----------- ----------- ----------- -----------

Total depreciation and
 amortization              $1,905      $1,056      $5,141      $4,173
                       =========== =========== =========== ===========

Capital Expenditures:

 Purchases of property
  and equipment            $  608      $  993      $4,459      $1,924


End of Period
 Statistics:

 Number of Employees          378         309         378         309
 Number of Hosted Sites        70         n/a          70         n/a




   RECONCILIATION OF GAAP TO NON-GAAP STATEMENT OF OPERATIONS DATA
                 (In millions, except per share data)

                   Three months ended         Twelve months ended
                      December 31,                December 31,
                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------

Net income
 (loss) GAAP       $  5,064      $  3,178      $  9,695      $  5,769

Amortization of
 Acquired
 Intangibles          1,306           580         2,846         1,855
Net
 Restructuring         (385)           62           (62)          885
Equity Related
 Compensation         1,218                       3,751
Income Tax
 (Benefit)           (2,617)            -        (2,617)            -
               ------------- ------------- ------------- -------------

Net Income
 (non-GAAP)        $  4,586      $  3,820      $ 13,613      $  8,509
               ============= ============= ============= =============

Net Income
 (non-GAAP) per
 share:

Basic              $   0.04      $   0.03      $   0.12      $   0.08
               ============= ============= ============= =============
Diluted            $   0.04      $   0.03      $   0.11      $   0.08
               ============= ============= ============= =============

Shares used in
 per share
 calculations:

Basic               126,483       110,221       115,280       109,446
               ============= ============= ============= =============
Diluted             130,449       113,049       120,096       111,345
               ============= ============= ============= =============


    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on-demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our B2C e-commerce suite is ranked the #1 current offering by Forrester Research, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q Cabelas, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, J. Crew, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nike, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2007 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    (1)Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets and non-cash compensation charges, and non-cash income tax benefits. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. Also, the company's financial results have not historically reflected the impact of non-cash compensation charges required by the adoption of SFAS 123R effective in 2006, and management believes it may be helpful to investors to present a measure of its financial results that is prepared on a basis that is comparable to its reported results for prior periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table above presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.

    ATG Statement Under Private Securities Litigation Reform Act

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended September 30, 2006, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

    CONTACT: Art Technology Group, Inc.
             Kimberly Maxwell, 617-386-1006
             kmaxwell@atg.com
             or
             Tucker Walsh, 617-386-1159
             twalsh@atg.com